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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF CONNER & WINTERS APPEARS HERE]


                                 March 9, 1999

Jameson Inns, Inc.
8 Perimeter Center East
Suite 8050
Atlanta, Georgia 30346-1603

     Re:  Jameson Inns, Inc. - Registration Statement on Form S-4
          (No. 333-_____) (the "Registration Statement")

Gentlemen:

     We have acted as counsel to Jameson Inns, Inc., a Georgia corporation (the "Company"), in connection with the proposed issuance by the Company of an aggregate of 3,399,240 shares of its common stock, par value $.10 per share, and 2,256,000 shares of its $1.70 Cumulative Convertible Preferred Stock, Series S, shares (the "Shares"). As described in the preliminary Joint Proxy Statement/ Prospectus dated March 9, 1999, included in the Registration Statement, the Company is issuing the Shares pursuant to the Agreement and Plan of Merger dated January 27, 1999 (the "Merger Agreement") with Signature Inns, Inc. which provides that Signature Inns, Inc. will be merged with and into the Company and the outstanding shares of Signature capital stock will convert into the Shares, as more fully described in the Joint Proxy Statement/Prospectus and as provided in the merger agreement. The Shares of preferred stock proposed to be issued will be convertible into 2,350,000 shares of the Company's common stock.

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

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Jameson Inns, Inc.
March 9, 1999
Page 2

     Based on the foregoing, we are of the opinion that the Shares to be issued by the Company have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable shares of the capital stock of the Company. Further, we are of the opinion that the shares of common stock to be issued by the Company upon conversion of the outstanding shares of preferred stock will be validly issued, fully paid and non-assessable shares of capital stock of the Company.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Joint Proxy Statement/Prospectus constituting a part thereof under the caption "Legal Matters."

                              Sincerely,

                              CONNER & WINTERS,
                              A Professional Corporation